03/18/98

                   COASTAL PHYSICIAN GROUP, INC. SUBSIDIARIES
                                   AT 12-31-97


Advanced Health Plans, Inc.
BHP Acquisition Company, Inc.
Better Health Plan, Inc.
Birth Centers of America, Inc.
Birth Centers of Florida, Inc.
CHG Properties, Inc.
Coastal Correctional Healthcare, Inc.
Coastal Emergency Services of Dade County, Inc.
Coastal Emergency Services of Ft. Lauderdale, Inc.
Coastal Emergency Services of Hollywood, Inc.
Coastal Emergency Services of Orlando, Inc.
Coastal Government Services Management Group, Inc.
Coastal Government Services, Inc.
Coastal Managed Healthcare, Inc.
Coastal Medical Management Services, Inc.
Coastal Physician Group of Florida, Inc.
Coastal Physician Group, Inc.
Coastal Physician Networks, Inc.
Coastal Physician Services of Orlando, Inc.
Coastal Physician Services of South Florida, Inc.
Coastal Physician Services of the Midwest, Inc.
Coastal Physician Services of the Southeast, Inc.
Coastal Physician Services of the West, Inc.
Coastal Physician Services, Inc.
Coastal Physicians Services of Broward County, Inc.
Coastal Practice Services of the Northeast, Inc.
Coastal Receivables LLC
Coastal SPC Member Corp.
Doctors Health Plan, Inc.
FirstCollect, Inc.
Health Enterprises, Inc.
Health Management Southeast, Inc.
Healthcare Business Resources, Inc.
Healthplan Southeast, Incorporated
Medical Data Solutions, Inc.
Medstaff National Medical Staffing, Inc.
Pediatric Consultants of Broward County, Inc.
Physicians Planning Group, Inc.
Premier Credentialing Resources, Inc.
Signum Primary Care, Inc.
Specialty Services Group, Inc.
Sunlife OB/GYN Services of Hollywood, Florida, Inc.
Sunlife OB/GYN Services of Maryland, Inc.